Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2026, relating to the consolidated financial statements of XPLR Infrastructure, LP and subsidiaries (XPLR) and the effectiveness of XPLR’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of XPLR for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Miami, Florida
May 7, 2026